Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 26, 2017, in Amendment No. 2 to the Registration Statement (Form F-1 No. 333-218959) and related Prospectus of BEST Inc. dated August 17, 2017.

/s/ Ernst & Young Hua Ming LLP
Shanghai, the People’s Republic of China
August 17, 2017